UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 22, 2014 (the "Notice Date"), Sucampo received a Paragraph IV certification notice letter (the "Notice Letter") regarding an ANDA submitted to the FDA by Par Pharmaceutical, Inc. ("Par") requesting approval to market, sell, and use a generic version of the RESCULA® (unoprostone isopropyl ophthalmic solution) 0.15% product approved for the lowering of intraocular pressure in patients with open-angle glaucoma or ocular hypertension.

In its Notice Letter, Par alleges that U.S. Patent Nos. 6,458,836 and 6,770,675 (collectively, the "Patents"), which cover compositions, formulations and methods of using RESCULA®, are invalid and/or will not be infringed by Par's manufacture, use or sale of the product described in its ANDA. The latest of the Patents expire in 2021.

The Company is currently reviewing the Notice Letter. By statute, if Sucampo initiates a patent infringement lawsuit against Par within 45 days of the Notice Date, the FDA would automatically stay approval of Par's ANDA until the earlier of 30 months from the Notice Date or entry of a district court decision finding the Patents invalid, not infringed, and/or unenforceable. The Company intends to vigorously enforce its intellectual property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: December 24, 2014	By:	/s/ Thomas J. Knapp
Name: Thomas J. Knapp Title: EVP, Chief Legal Officer and Corporate Secretary